Exhibit 99.1

April 12, 2010

Dear Stockholder,

2009

2009 can be described as the year in which many restaurant companies were focused on surviving the economic meltdown. For Panera, 2009 was different as we chose to stay the course and continue to execute our long-term strategy of investing in our business to benefit the customer.

This contrarian approach took form in our multi-planked plan to grow store profit, drive operating leverage and use our capital smartly, all while investing in our business to build competitive advantage and capture market share. The result: Panera zigged while others zagged.

The proof is in the results. We’re proud to have met or exceeded our earnings targets in each quarter of 2009. We delivered 25% EPS growth in 2009 on top of 24% EPS growth in 2008. Our stock price has increased 115% over the last two years (December 31, 2007 to March 30, 2010). Additionally, average weekly sales (AWS) for Company-owned bakery-cafes in the “class of 2009” reached a 6-year high for new units which, coupled with lower occupancy and development costs in 2009, means that the “class of 2009” has the potential to be one of the highest return on investment (ROI) classes in our history. On top of that, our comparable bakery-cafe sales have been tracking north of 9% over the last four month period. This metric, more than any other, is the best proxy we have to understand the underlying trends in store profit growth per bakery-cafe and speaks directly to the strength of our concept and our strategy. Indeed, Team Panera exceeded virtually all of the targets we set for ourselves in 2009.

So what got us here? How did we achieve these results? Simply put, we bet on the right initiatives and our initiatives delivered. We moved the needle in areas that mattered and in ways that mattered to our guests.

First, we built competitive advantage in 2009 by strengthening value – “the Panera way.” As you know, Panera defines value differently than many other companies. While many other companies discounted to lure customers back throughout 2009, Panera was focused on offering guests an even better “total experience.” That is value the Panera way. It is because of that headset that you saw us expand our breakfast line with new coffee, a new Strawberry Granola Parfait and a new breakfast sandwich category. It is because of that headset that you saw us expand our salad line with new lettuce, new China and a new line of chopped salads. And it is because of that headset that you saw us innovate across our menu with items like Mac & Cheese, a new line of smoothies and a reformulated baguette.

Second, we delivered in 2009 because we utilized our scale to execute a more aggressive marketing strategy. This initiative goes back half a decade when we realized that marketing is one of the key tools we have to use our size and scale to build even greater customer benefit, differentiation and, ultimately, market share. To do so, we focused not simply on building name recognition, but rather on using marketing to build deeper relationships and quality awareness with our target customers.

Third, our focus on executing strong Category Management initiatives paid real dividends in 2009. The team continued to focus on improving store profit by driving gross profit per transaction through sales of higher gross profit items. We introduced new items, like the BBQ Chopped Chicken Salad and the Napa Almond Chicken Salad Sandwich, which delivered higher gross profit dollars per transaction than many existing products on our menu. As well, our initiative to drive add-on sales through Bread Heritage and our new Retail Merchandising/Impulse function helped drive gross profit per transaction.

Fourth, crucial to Panera’s success in 2009 was the contrarian approach we took to operations during the recession. Over the past year, many restaurant companies told investors they were able to improve labor productivity while running negative comparable store sales. Frankly, I don’t know how you do that unless you’re reducing labor hours more than sales fall off. And it is our belief that ripping labor out of a restaurant implicitly taxes the customer by creating longer waits, slower service and more frazzled team members. Instead, we took the approach of maintaining labor consistent with sales and continuing to invest in our people as a way to better deliver for the guest.

And finally, in 2009, we focused on what we believe to be the highest and best use of our cash: building high ROI new Panera bakery-cafes. As I mentioned earlier, 2009 was a good year for high ROI development at Panera and the class of 2009 Company-owned bakery-cafes is expected to go down as one of the highest ROI classes in our history. Why? Our development team executed a disciplined development process that took advantage of the recession to drive down input costs while selecting locations that delivered strong sales volumes.

2010

As we look forward, we’re confident in our ability to hit our target of 17% to 20% EPS growth in 2010. This is because success in 2010 will be realized by the work we did on our 2008 and 2009 Key Initiatives. Let’s look at what you can expect to see in 2010.

To further build transactions in 2010, you will see us focus on differentiation through innovative salads utilizing new procedures to further improve produce quality. You will also see testing of a new way to make Panini’s fresh to order. As well, you’ll see us roll out improved renditions of several Panera classics, all while continuing to focus on ever-improving operations, speed of service and accuracy. We will also continue to execute our marketing strategy through increased media impressions, improved creative and the potential rollout of a loyalty program.

To increase gross profit growth per transaction and further improve margins, we rolled out an initiative called the Meal Upgrade Program in late March 2010. This program is intended to build gross profit per transaction while still providing overall value to customers. With the Meal Upgrade, a customer who orders an entrée (that is to say a soup, salad, sandwich or You Pick Two) and a beverage will be offered the opportunity to purchase a baked good to complete their meal at a “special” price point. In 2010, we also plan to test other impulse add-on initiatives, bulk baked goods and bread as a gift. We also intend to use our strength at purchasing to limit cost inflation in our effort to drive gross profit per transaction.

Taken together, we believe we have spent the last two years working on the right projects to move our business forward and we expect to see those efforts pay off in 2010.

The Future

As I announced last year, our Executive Vice President and co-Chief Operating Officer Bill Moreton will become Panera’s Chief Executive Officer immediately following our annual meeting on May 13, 2010. I will remain the Company’s Executive Chairman. To be clear, this is not about me leaving Panera, but rather it is my attempt to begin to explore how I might take what I have learned at Panera to the broader world. Going forward, you can expect me to focus my time and energy within Panera on a range of strategic and innovation projects and mentoring the senior team.

Bill and I have been working closely on this transition for the past year and a half and I’m happy to report that the transition is going very well. The organization is ready for Bill and Bill is ready to lead Panera.

With that said, this is my last letter to you, at least as CEO. As I now reflect on my 28 years with Panera, I’m pleased that we’ve been able to deliver for our shareholders. Since we went public in 1991, the stock is up more than 1,600% (from June 10, 1991 to March 30, 2010 on a split adjusted basis). As well, I am pleased we have a new CEO in Bill Moreton who brings to the job both continuity and new perspectives. And I am gratified Bill has a management team in place that is strong and capable of delivering on the promise of the Panera concept. Most importantly, though, I am pleased that, based on that strategy and the management team in place, we can look to the future as confidently as we do.

I want to take this opportunity to thank all of you who have believed in our company and my vision over the years. Your support, combined with the wise counsel of our Board, the commitment of our Support Center teams, the skills of our operators and our franchisees and the loyalty of our customers really has been central to our success. Know that we will do all in our power to fulfill the potential of the Panera brand and deliver for all of our stakeholders in 2010 and beyond.

All my best,

Ronald M. Shaich
Chairman and Chief Executive Officer

Matters discussed in this letter to stockholders and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, on our anticipated growth, operating results, future earnings per share, plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipate”, and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this annual report to stockholders and in our other public filings with the Securities and Exchange Commission. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this annual report to stockholders or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.